Employee

R E S T R I C T E D  S T O C K  P U R C H A S E  A G R E E M E N T

                         Non-transferable

                             GRANT TO


                         ----------------
                            ("Grantee")

              by Movie Gallery, Inc. (the "Corporation") of
          shares of its common stock, $0.001 par value (the "Shares")
---------

pursuant to and subject to the provisions of the Movie Gallery, Inc. 2003 Stock Plan, as amended, and to the terms and conditions set forth on the following page (the "Terms and Conditions"). By accepting the Shares, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Agreement and the Plan.

Unless accelerated in accordance with the Plan or in the discretion of the Board, the Shares will vest (become non-forfeitable) in accordance with the following schedule, provided that Grantee is employed by the Corporation or a Parent or Subsidiary as of such applicable date:

                                                            Percent of
    Vesting Date             Performance Contingency      Shares Vested
----------------------     ---------------------------    -------------
Date Audit Committee       $10 million in Synergies*           50%
certifies achievement      achieved by end of FY 2005
of FY 2005 Performance     (January 1, 2006)
Contingency

Date Audit Committee       $20 million in Synergies*          100%
certifies achievement      achieved by end of FY 2006
of FY 2006 Performance     (December 31, 2006)
Contingency

* "Synergies" has the meaning outlined in the May 19, 2005 Memorandum to the Compensation Committee and the May 27, 2005 Compensation Committee Minutes, as further outlined and clarified June 9, 2005 Board Minutes. Achievement of the target levels of Synergies shall be subject to verification and certification by the Audit Committee of the Board.

IN WITNESS WHEREOF, Movie Gallery, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the Grant Date.

                              MOVIE GALLERY, INC.

                              By:
                                --------------------------------------


                              Accepted by:
                                         -----------------------------


                              Grant Date:
                                        ------------------------------





TERMS AND CONDITIONS

1. Grant of Shares. The Corporation hereby grants to the Grantee named on page 1 hereof, subject to the restrictions and the other terms and conditions set forth in the Plan and in this Agreement, the number of shares indicated on page 1 hereof of the Corporation's $0.001 par value common stock (the "Shares"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Restrictions. The Shares are subject to each of the following restrictions. "Restricted Shares" mean those Shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. If Grantee's employment with the Corporation or any Parent or Subsidiary terminates for any reason other than as set forth in paragraph (b) of
Section 3 hereof, then Grantee shall forfeit all of Grantee's right, title and interest in and to the Restricted Shares as of the date of employment termination, and such Restricted Shares shall revert to the Corporation immediately following the event of forfeiture. The restrictions imposed under this Section shall apply to all shares of Common Stock or other securities issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Common Stock.

3. Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire on the earliest to occur of the following (the period prior to such expiration being referred to herein as the "Restricted Period"):
(a) as to the percentages of the Shares specified on page 1 hereof, on the respective dates specified on page 1 hereof; provided the performance contingencies have been achieved and Grantee is then still employed by the Corporation or a Parent or Subsidiary; or
(b) as to all of the Shares, the termination of Grantee's employment from the Corporation or a Parent or Subsidiary due to death.

4. Delivery of Shares. The Shares will be registered in the name of Grantee as of the Grant Date and may be held by the Corporation during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Shares is issued during the Restricted Period, such certificate shall be registered in the name of Grantee and shall bear an appropriate legend reflecting the terms of this Agreement. At the expiration of the Restricted Period, the Corporation shall either, at its discretion, (i) cause a stock certificates for the Shares, without the above legend, to be delivered to Grantee or Grantee's designee, or (ii) deliver the Shares in uncertificated form to a brokerage firm for Grantee's account, without restriction; provided that, in either case, delivery may be postponed for such period as may be required for the Corporation with reasonable diligence to comply, if deemed advisable by the Corporation, with registration requirements under the Securities Act of 1933, listing requirements of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

5. Voting and Dividend Rights. Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during and after the Restricted Period. If Grantee forfeits any rights he may have under this Agreement, Grantee shall no longer have any rights as a stockholder with respect to the Restricted Shares or any interest therein and Grantee shall no longer be entitled to receive dividends on such stock.

6. Changes in Capital Structure. The provisions of the Plan shall apply in the case of a change in the capital structure of the Corporation.

7. No Right of Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate Grantee's employment at any time, nor confer upon Grantee any right to continue employment.

8. Payment of Taxes. Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in Grantee's gross income for federal income tax purposes, pay to the Corporation, or make other arrangements satisfactory to the Board or the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The Corporation may, but need not, allow Grantee to satisfy such withholding obligation, in whole or in part, by withholding from the award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes. The obligations of the Corporation under this Agreement will be conditional on such payment or arrangements, and the Corporation or its Parent or Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from the award or any payment of any kind otherwise due to Grantee.

9. Amendment. The Board of the Committee may amend, modify or terminate this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee's consent, reduce or diminish the value of this award determined as if it had been fully vested on the date of such amendment or termination.

10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

11. Notice. Notices under this Agreement must be in writing and either personally delivered or sent by registered or certified US mail, return receipt requested, postage prepaid. Notices to the Corporation must be addressed to Movie Gallery, Inc., 900 West Main Street, Dothan, Alabama 36301: Attn: Secretary, or any other address designated by the Corporation in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Corporation, or at any other address given by Grantee in a written notice to the Corporation.